Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the report of Entrx Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter L. Hauser, Chief Executive Officer of the Company, and I, Brian D. Niebur, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter L. Hauser

Peter L. Hauser
Chief Executive Officer
May 13, 2009

/s/ Brian D. Niebur

Brian D. Niebur
Chief Financial Officer
May 13, 2009